UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2013

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e)  Compensatory Arrangements of Certain Officers.

Derek Bertocci, the Company’s former Chief Financial Officer, resigned from the Company on September 2, 2013.  In connection with Mr. Bertocci’s separation from the Company, the Company and Mr. Bertocci entered into a General Release and Separation Agreement (the “Separation Agreement”) on September 25, 2013, the terms of which were specified by his Employment Agreement with the Company.  Pursuant to the Separation Agreement, the Company agreed to pay a lump-sum cash severance to Mr. Bertocci in the amount of $255,247.  In the Separation Agreement, Mr. Bertocci provided the Company a general release and acknowledged his continuing obligations under certain restrictive covenants set forth in his Employment Agreement. In addition, the Company and Mr. Bertocci also entered into a Consulting Services Agreement (“Consulting Agreement”) on September 25, 2013 whereby Mr. Bertocci agreed to provide the Company with consulting services in exchange for a monthly consulting fee of $27,716.67 for a period of up to three months, effective beginning September 3, 2013.

The Company will file the Separation Agreement and the Consulting Agreement as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.  The descriptions set forth in this Item 5.02 are a summary and are therefore qualified in their entirety by the complete text of the Separation Agreement and the Consulting Agreement when filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: September 27, 2013	By:	/s/ Darren J. Milliken
Darren J. Milliken
Senior Vice President, General Counsel & Corporate Secretary